UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2018

Safeguard Scientifics, Inc.

(Exact Name of registrant as Specified in Charter)

Pennsylvania	1-5620	23-1609753
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

170 North Radnor-Chester Road Suite 200 Radnor, PA	19087
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 610-293-0600

Not applicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

On July 2, 2018 (the “Effective Date”), Safeguard Delaware, Inc. (the “Seller”), a subsidiary of Safeguard Scientifics, Inc. (“Safeguard”), entered into a Stock Repurchase Agreement (the “Agreement”) with MediaMath Holdings, Inc. (“MediaMath”), pursuant to which the Seller agreed to sell to MediaMath, and MediaMath agreed to repurchase (the “Repurchase”) from the Seller, 39.13% of Seller’s ownership position in MediaMath, comprised of shares of MediaMath’s Series B Preferred Stock, Series B-1 Preferred Stock and Series C Preferred Stock, including any shares of MediaMath’s Class A Common Stock issuable upon the conversion of such preferred shares, for a purchase price of $45.0 million. The Repurchase was completed on the Effective Date.

The Seller also granted MediaMath an option to purchase an additional 10.87% of the Seller’s ownership position in MediaMath for $12.5 million (the "Option"), such that the Option (if exercised) and the Repurchase would collectively result in the sale of 50.0% of the Seller's ownership position in MediaMath as of the Effective Date. The Option is exercisable within 180 days after the Effective Date and may only be exercised in whole and not in part, unless the parties agree otherwise in writing. If the Option is exercised, the closing of the sale and repurchase pursuant to the Option would also be subject to customary closing deliverables and conditions. The Seller also is subject to customary transfer restrictions with respect to the remaining securities of MediaMath held by the Seller (subject to customary exceptions).

The Agreement includes representations, warranties, covenants and releases of the parties customary for a transaction of this nature.

The summary of the Agreement contained in this Item 1.01 does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure under Item 1.01 above is incorporated herein by reference.

ITEM 7.01. Regulation FD Disclosure.

On July 9, 2018, Safeguard issued a press release announcing the execution of the Agreement. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated into this item 7.01 by this reference.

The information contained in this Item 7.01, including the information set forth in the press release attached hereto and incorporated by reference herein, is being “furnished” and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in the Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

ITEM 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The following pro forma financial statements for Safeguard Scientifics, Inc. are set forth in Exhibit 99.2, which is incorporated herein by reference.

Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 2018 and related Notes.
Unaudited Pro Forma Consolidated Statement of Operations for the year ended December 31, 2017 and related Notes.
Unaudited Pro Forma Consolidated Statement of Operations for the three months ended March 31, 2018 and related Notes.

(d) Exhibits

Exhibit Number	Exhibit Title
10.1	Stock Repurchase Agreement, dated as of July 2, 2018, by and between MediaMath Holdings, Inc. and Safeguard Delaware, Inc.
99.1	Press Release of Safeguard Scientifics, Inc., dated as of July 9, 2018.
99.2	Unaudited Pro Forma Financial Information for Safeguard Scientifics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Safeguard Scientifics, Inc.

Date: July 9, 2018	By:	/s/ Brian J. Sisko
		Name:	Brian J. Sisko
		Title:	President and Chief Executive Officer